EXHIBIT 10.23

TERMINATION OF AGREEMENTS

This Termination of Agreements (“Termination”) is entered this 12th day of March, 2010, by and between Ferrellgas, L.P. and Ferrellgas, Inc. (collectively, “Ferrellgas”) and Samson Dental Practice Management, L.L.C. (“Samson”).

WHEREAS, the parties entered into a Services Agreement dated September 11, 2008 and entered into a Sub-Contractor Business Associate Agreement dated August 11, 2008 (collectively, the “Agreements”), and

WHEREAS, the services anticipated by such agreements are no longer necessary, and the parties desire to terminate the obligations under the Agreements;

NOW, THEREFORE, the parties agree as follows:

1.                                       The parties agree that the Services Agreement and Sub-Contractor Business Associate Agreement are hereby terminated, effective March 12, 2010.

2.                                       Each party acknowledges the satisfactory and full performance of the other party and agrees that all claims and obligations inuring pursuant to such Agreements are hereby cancelled and released.

3.                                       The parties acknowledge that Ferrellgas does not have in its possession any Protected Health Information, as defined in the Sub-Contractor Business Associate Agreement.

4.                                       The parties acknowledge that Samson has paid all sums due to Ferrellgas pursuant to the Services Agreement, and that Ferrellgas has performed all duties required of it pursuant to that Agreement.

Samson Dental Practice		Ferrellgas, L.P. by
Management, L.L.C.		Ferrellgas, Inc., its general partner

By	/s/ Pamela Breuckmann	By	/s/ Trent Hampton
Trent Hampton, VP Legal
Ferrellgas, Inc.

		By	/s/ Trent Hampton
Trent Hampton, VP Legal